UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 31, 2018

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350 Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 328-2953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02.             Results of Operations and Financial Condition.

Today, Jones Energy, Inc., a Delaware corporation (the “Company”), issued a news release announcing its third quarter 2018 earnings. A copy of the Company’s news release is attached hereto and furnished as Exhibit 99.1 and is incorporated in this report by reference.

The information in this Item 2.02, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Changes

On October 31, 2018, Robert J. Brooks, the Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company, resigned to pursue other opportunities in the energy sector, effective immediately after the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which is expected to be filed on November 2, 2018. Mr. Brooks’s decision was not the result of any dispute or disagreement with the Company or any matter relating to the Company’s accounting practices or financial statements.

Following Mr. Brooks’s departure, Thomas Hester, 34, the Company’s Vice President of Finance and Secretary, has been appointed as an executive officer of the Company and as the Company’s principal financial officer and principal accounting officer, effective upon Mr. Brooks’s resignation. Mr. Hester has served in various finance roles for the Company since April 2010. Prior to his time at the Company, Mr. Hester was an Investment Banking Associate in the Energy Group at Jefferies and was an Investment Banking Analyst in the Natural Resources Group at Bear Stearns & Co. Mr. Hester received his Bachelor of Business Administration in Finance and Accounting from Texas Christian University.

Also, on October 31, 2018, the Company appointed Kirk Goehring, 34, the Company’s Vice President of Strategy, as an executive officer of the Company, effective upon Mr. Brooks’s resignation. As ensuring optimized operations is a core part of the Company’s primary strategy, the Company believes that Mr. Goehring’s role is critical to the ongoing success of the Company. Mr. Goehring has served in various finance and corporate strategy and development roles at the Company since September 2012. Prior to that, Mr. Goehring was an Associate at Metalmark Capital and Mr. Goehring began his career as an Investment Banking Analyst at Greenhill & Co. and Bear Stearns & Co. Mr. Goehring received his Bachelor of Business Administration from the McCombs School of Business at the University of Texas at Austin.

Other Officer Changes

Also, on October 31, 2018, the Company appointed Salah Gamoudi as the Company’s Chief Accounting Officer, effective immediately. Prior to joining the Company, Mr. Gamoudi, 32, served as Chief Accounting Officer and Controller of Remora Petroleum, L.P. since 2017. From 2015 to 2017, he served as Corporate Controller of Glacier Oil & Gas and its predecessor entity. From 2013 to 2015, he served as SOX and Internal Audit Manager of LRR Energy, L.P. and Lime Rock Resources. Prior to that, he served as an auditor for Deloitte & Touche LLP and for Ernst & Young LLP. Mr. Gamoudi has a Bachelor of Arts in Accounting from Portland State University and is a Certified Public Accountant.

Item 9.01.             Finance Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	News release dated October 31, 2018 issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES ENERGY, INC.

Date: October 31, 2018	By:	/s/ Carl F. Giesler, Jr.
Carl F. Giesler, Jr.
Chief Executive Officer

[Signature Page to Current Report on Form 8-K]